Exhibit 32.2

CERTIFICATION OF PERIODIC FINANCIAL REPORTS

I, Peter Barna, Senior Vice President and Chief Financial Officer of Crompton Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1)

the Annual Report on Form 10-K/A for the period ended December 31, 2002 (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Crompton Corporation.

Dated: December 23, 2003

By: /s/ Peter Barna
Peter Barna Senior Vice President and Chief Financial Officer

This written statement accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by Crompton Corporation for purposes of Section 18 of the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 has been provided to Crompton Corporation and will be retained by Crompton Corporation and furnished to the Securities and Exchange Commission or its staff upon request.